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                           MAS FUND DISTRIBUTION, INC.

                              MAS FUNDS: MAS CLASS
                           SERVICE PROVIDER AGREEMENT

         MAS Fund Distribution, Inc. (the "Distributor") is the distributor for the MAS Funds (the "Fund"), an open-end investment company registered under the Investment Company Act of 1940, as amended, and currently consisting of a number of separately managed portfolios (the "Portfolios"). Pursuant to a shareholder service agreement between the Fund and the Distributor, the Distributor is authorized to retain ________________________, a ___________________
[corporation] (the "Service Provider") to provide the shareholder services described in Section 1 to clients of the Service Provider (the "Clients") who may from time to time beneficially own MAS Class shares (the "Shares") of the Portfolios identified at Schedule A of this Agreement. The Service Provider is willing to provide such shareholder services in accordance with the terms and conditions of this Agreement.

Section 1. The Service Provider agrees to provide the following shareholder services to Clients who may from time to time beneficially own shares:

         (i) maintaining accounts relating to Clients that invest in Shares;

         (ii) providing information periodically to Clients showing their positions in Shares;

         (iii) arranging for bank wires;

         (iv) responding to Client inquiries relating to the services performed by the Service Provider;

         (v) responding to inquiries from Clients concerning their investments in Shares;

         (vi) if required by law, forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients;

         (vii) assisting in processing purchase, exchange and redemption requests from Clients and in placing such orders with the Fund or its service providers;

         (viii) assisting Clients in changing dividend options, account designations, and addresses; and

         (ix) providing such other similar services as the Fund may, through the Distributor, reasonably request to the extent that the Service Provider is permitted to do so under applicable laws or regulations.
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Section 2. The Service Provider will provide all office space and equipment, telephone facilities and personnel (which may be part of the space, equipment and facilities currently used in the Service Provider's business, or any personnel employed by the Service Provider) as may be reasonably necessary or beneficial in order to provide the aforementioned services and assistance to Clients.

Section 3. Neither the Service Provider nor any of its officers, employees, or agents are authorized to make any representations concerning the Fund or the Shares except those contained in the Fund's then-current prospectus or Statement of Additional Information for the Shares, copies of which will be supplied to the Service provider, or in such supplemental literature or advertising as may be authorized in writing.

Section 4. For purposes of this Agreement, the Service Provider will be deemed to be an independent contractor, and will have no authority to act as agent for the Distributor or the Fund in any matter or in any respect. By its written acceptance of this Agreement, the Service Provider agrees to and does release, indemnify, and hold the Distributor and the Fund harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions, or inactions of or by the Service Provider or its officers, employees, or agents regarding the Service Provider's responsibilities hereunder or the purchase, redemption, transfer, or registration of Shares (or orders relating to the same) by or on behalf of Clients. The Service Provider and its officers and employees will, upon request, be available during normal business hours to consult with representatives of the Distributor or the Fund or their designees concerning the performance of the Service Provider's responsibilities under this Agreement.

Section 5. In consideration of the services and facilities provided by the Service Provider hereunder, each Portfolio will pay to the Distributor, the Distributor will pay to the Service Provider, and the Service Provider will accept as full payment therefor, a fee at the annual rate set forth in Schedule A of this Agreement, which will be a percentage of the average daily net asset value of the Shares of such Portfolio beneficially owned by the Clients with whom the Service Provider has a servicing relationship (the "Clients' Shares"), which fee will be computed daily and paid monthly. For purposes of determining the fees payable under this Section 5, the average daily net asset value of the Clients' Shares will be computed in the manner specified in the Fund's Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Shares for purposes of purchases and redemptions. The fee relating to any Portfolio set forth in Schedule A may be prospectively increased or decreased by the Fund, in its sole discretion, at any time upon notice to the Distributor. When the Distributor receives such notice, the Distributor will notify the Service Provider of any such increase or decrease. Further, the Fund may, in its discretion and without notice, suspend or withdraw the sale of Shares of any Portfolio, including the sale of Shares to the Service Provider for the account of any Client or Clients.
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Section 6. The Fund or the Distributor may enter into other similar servicing agreements with any other person or persons without the Service Provider's consent.

Section 7. By its written acceptance of this Agreement, the Service Provider represents, warrants, and agrees that: (i) the Service Provider will disclose to its Clients the compensation payable to it in connection with the investment of such Clients' assets in Shares, such compensation will be authorized by its Clients, and such compensation will not be excessive; (ii) the services provided by the Service Provider under this Agreement will in no event be primarily intended to result in the sale of Shares; and (iii) if an issue pertaining to this Agreement is submitted for shareholder approval, the Service Provider will vote any Shares held for its own account in the same proportion as the vote of those Shares held for its Client's Accounts.

Section 8. This Agreement will become effective on the date a fully executed copy of this Agreement is received by the Distributor or its designee and shall continue until terminated by either party. This Agreement is terminable with respect to the Shares of any Portfolio, without penalty, at any time by the Distributor or by the Service Provider upon written notice to the Distributor.

Section 9. All notices and other communications to either the Distributor or to the Service Provider will be duly given if mailed, telegraphed, telefaxed, or transmitted by similar communications device to the appropriate address stated herein, or to such other address as either party shall so provide the other.

Section 10. This Agreement will be construed in accordance with the laws of the Commonwealth of Pennsylvania and may not be "assigned" by either party thereto as that term is defined in the Investment Company Act of 1940.

Section 11. References to the "MAS Funds," the "Fund," and the "Trustees" of the Fund refer respectively to the Trust created and the Trustees as trustees, but not individually or personally, acting from time to time under the Amended and Restated Declaration of Trust of the Fund dated November 18, 1993, a copy of which is on file with the Department of State of the Commonwealth of Pennsylvania and at the Fund's principal office. The obligations of the MAS Funds under the shareholder service agreement, and of the Distributor under this Agreement, entered into in the name or on behalf thereof by any of the Trustees, directors, officers, representatives, or agents of either the Fund or the Distributor are made not individually, but in such capacities, and are not binding upon any of the directors, shareholders, officers, representatives, or agents of the Fund or the Distributor personally.

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By their signatures, the Fund and the Service Provider agree to the terms of this Agreement.

MAS Funds

By:                                    Date:
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----------------------------------
(Service Provider)


By:                                    Date:
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                                   SCHEDULE A

                                    MAS Funds

Portfolio                                                         Rate
---------                                                         ----

Balanced........................................................  .___%
Cash Reserves...................................................  .___%
Domestic Fixed Income ..........................................  .___%
Emerging Markets................................................  .___%
Equity..........................................................  .___%
Fixed Income....................................................  .___%
Fixed Income II.................................................  .___%
Global Fixed Income.............................................  .___%
Growth..........................................................  .___%
High Yield......................................................  .___%
Intermediate Duration...........................................  .___%
International Equity............................................  .___%
International Fixed Income......................................  .___%
Limited Duration................................................  .___%
Mid Cap Growth..................................................  .___%
Mid Cap Value...................................................  .___%
Mortgage-Backed Securities......................................  .___%
Multi-Asset-Class...............................................  .___%
Municipal.......................................................  .___%
PA Municipal....................................................  .___%
Select Equity...................................................  .___%
Small Cap Value.................................................  .___%
Special Purpose Fixed Income....................................  .___%
Value...........................................................  .___%